Exhibit 99.2


                     SMITH-MIDLAND CORPORATION NAMES NEW CFO

         Midland, Virginia, January 23, 2003 - John K. Johnson has been named Chief Financial Officer of Smith Midland Corporation (OTC Bulletin Board:
SMID; Boston Stock Exchange: SMM). Mr. Johnson was previously CFO at Iceweb, Inc., an internet communications and training firm. Prior to that he held financial executive positions with Comstor, Strayer Education, Dunn Computer and DuPont. He is a graduate of Southern Methodist University and holds a masters degree from Boston University. He is also a Certified Public Accountant.

         Smith-Midland develops, manufactures, licenses and sells a broad array of precast concrete products for use primarily in the construction, transportation and utilities industries. The Company has two manufacturing facilities located in Midland, Virginia and Reidsville, North Carolina. Easi-Set Industries, a wholly owned subsidiary of Smith-Midland Corporation, licenses Smith-Midland developed products throughout North America and in Europe and South America. Easi-Set Industries currently has 30 precast concrete product licensees worldwide.

         This announcement contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors which might cause such a difference include, but are not limited to, product demand, the impact of competitive products and pricing, capacity and supply constraints or difficulties, general business and economic conditions, the effect of the Company's accounting policies and other risks detailed in the Company's Annual Report on Form 10-KSB and other filings with the Securities and Exchange Commission.